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                                                                    Exhibit 99.4

                        ENTERPRISE FEDERAL BANCORP, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1999

      NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Enterprise Federal Bancorp, Inc. will be held on April 23, 1999 at 10:00 a.m., Eastern Daylight Savings Time, at the Radisson Hotel, 11320 Chester Road, Sharonville, Ohio.

      A proxy statement/prospectus and proxy card for the special meeting are enclosed herewith. The special meeting is for the purpose of considering and voting upon the following matters:

            1. A proposal to approve the affiliation agreement dated as of September 25, 1998 between Fifth Third Bancorp and Enterprise. Pursuant to the affiliation agreement, Enterprise will merge into Fifth Third. At the time the merger becomes effective, each share of common stock of Enterprise will be converted by virtue of the merger into the right to receive .68516 of a share of Fifth Third common stock.

            Approval of the proposal will also authorize the Enterprise board of directors to exercise its discretion whether to proceed with the merger in the event that Enterprise has the right to exercise its termination right as described in the affiliation agreement without notice to, or a resolicitation of, shareholders. See "Terms of the Affiliation Agreement-Termination; Amendment; Waiver" in the accompanying proxy statement/prospectus.

            2. Such other business as may properly come before the special meeting or any adjournments thereof. The board of directors is not aware of any other business to come before the special meeting.


      Pursuant to the Code of Regulations of Enterprise, the board of directors has fixed March 11, 1999 as the record date, for the determination of shareholders entitled to receive notice of, and to vote at, the special meeting and any adjournments thereof. Any action may be taken on any of the foregoing proposals at the special meeting on the date specified above, or on any date or dates less than 30 days later to which, by original or later adjournment, the meeting may be adjourned. Only holders of record of Enterprise common stock at the close of business on the record date will be entitled to vote at the special meeting or any adjournments thereof.


      THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE ISSUED AND OUTSTANDING SHARES OF ENTERPRISE COMMON STOCK ENTITLED TO VOTE IS REQUIRED TO APPROVE THE AFFILIATION AGREEMENT. IN ADDITION, THE CONTROL SHARE ACQUISITION BY FIFTH THIRD OF MORE THAN A MAJORITY OF THE VOTING POWER OF ENTERPRISE PURSUANT TO THE AFFILIATION AGREEMENT MUST BE APPROVED BY A MAJORITY OF THE VOTING POWER OF ENTERPRISE REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING, EXCLUDING ANY ENTERPRISE COMMON STOCK OWNED


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BY ANY OFFICER OF ENTERPRISE OR ANY DIRECTOR OF ENTERPRISE WHO IS ALSO AN
EMPLOYEE OF ENTERPRISE. IN THE EVENT THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSAL AT THE TIME OF THE SPECIAL MEETING, THE SPECIAL MEETING MAY BE ADJOURNED BY A MAJORITY OF THE VOTES CAST IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES BY ENTERPRISE; PROVIDED, HOWEVER, THAT NO PROXY WHICH IS VOTED AGAINST THE AFFILIATION AGREEMENT WILL BE VOTED IN FAVOR OF ADJOURNMENT TO SOLICIT FURTHER PROXIES FOR SUCH PROPOSAL.

      APPROVAL OF THE PROPOSAL WILL ALSO AUTHORIZE THE BOARD OF DIRECTORS TO EXERCISE ITS DISCRETION WHETHER TO PROCEED WITH THE MERGER IN THE EVENT THAT ENTERPRISE HAS THE RIGHT TO EXERCISE ITS TERMINATION RIGHT. ENTERPRISE EXPECTS THAT THE ENTERPRISE BOARD OF DIRECTORS WOULD EXERCISE SUCH DISCRETION AND DECIDE WHETHER TO TERMINATE THE AFFILIATION AGREEMENT WITHOUT A RESOLICITATION OF SHAREHOLDERS.

      THE PROXY STATEMENT/PROSPECTUS DESCRIBES YOUR RIGHTS TO DISSENT FROM THE MERGER AND THE PROCEDURES YOU MUST FOLLOW TO EXERCISE THOSE RIGHTS.

      YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED BEFORE IT IS EXERCISED BY SUBMITTING A LATER DATED PROXY, BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON OR BY GIVING NOTICE OF REVOCATION TO ENTERPRISE IN WRITING ADDRESSED TO AND RECEIVED BY THE SECRETARY OF ENTERPRISE BEFORE THE SPECIAL MEETING.

                                          By Order of the Board of Directors



West Chester, Ohio                        Otto L. Keeton
__________________, 1999                  President and Chief Executive
                                            Officer